As filed with the Securities and Exchange Commission November 20, 2002

                               File No. 333-75272


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 Amendment No. 6

                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                          COMMERCIAL EVALUATIONS, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



            Nevada                                               88-0477246
 ------------------------------                               -----------------
(State or Other Jurisdiction of                              (IRS Employer
 Incorporation or Organization)                              Identification No.)


                   2320 Paseo Del Prado, Building B, Suite 205
                               Las Vegas, NV 89102
                                 (702) 866-6029
         --------------------------------------------------------------
        (Address and telephone number of registrant's principal offices)

                           Robert Barcelon, President
                          COMMERCIAL EVALUATIONS, INC.
                   2320 Paseo Del Prado, Building B, Suite 205
                               Las Vegas, NV 89102
                                 (702) 866-6029
             -------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                   Copies to:
                       Thomas C. Cook and Associates, Ltd.
                              Thomas C. Cook, Esq.
                              4955 S. Durango Drive
                                    Suite 214
                             Las Vegas, Nevada 89113
                                 (702) 952-8519

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [ ]

If this Form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

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

                                 CALCULATION OF REGISTRATION FEE

Title of Securities     Amount to         Proposed Maximum     Proposed Maximum         Amount of
 to be registered       be registered     Offering Price       Aggregate Offering      Registration
                                          per share                  Price                 Fee
  -------------         -------------     -------------          -------------         -------------
   Common Stock        400,000 shares        $0.15                  $60,000                 $15


The number of shares to be registered is estimated solely for the purpose of calculating the registration fee.

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                     Subject to completion November 20, 2002

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


                                   PROSPECTUS

                                     $60,000
                          COMMERCIAL EVALUATIONS, INC.
                                  COMMON STOCK

This is Commercial Evaluations, Inc.'s ("CEI"'s) Initial Public Offering. We are offering 400,000 shares of common stock. The public offering price is $0.15 per share. No public market currently exists for our shares. We were formed in 1994 and the mortgage activities began February 29, 2000.

SEE RISK FACTORS (RISK FACTORS, PAGE 5) FOR CERTAIN INFORMATION YOU SHOULD CONSIDER BEFORE YOU PURCHASE THE SHARES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The shares are offered on a best efforts, all or nothing basis directly through our officers and directors. No commission or other compensation related to the sale of the shares will be paid to any of our officers or directors. The proceeds of the offering will be placed and held in a trust account at Thomas C. Cook and Associates, Ltd. until $60,000 in cash has been received as proceeds from sale of shares. If we do not receive all of the proceeds within 120 days from the effective date of this prospectus, unless extended by us for up to an additional 60 days, your investment will be promptly returned to you without interest and without any deductions. We may terminate this offering prior to the expiration date.



                   Price to Public       Commissions      Proceeds to Company*
                   ---------------       -----------      -------------------

Per Share              $0.15                $-0-                 $0.15

Offering               $60,000              $-0-                 $60,000



*Approximately $4,000 of the proceeds will be used to pay for filing fees, legal, accounting, printing and advertising. Net proceeds to Commercial Evaluations, Inc. are estimated to be $56,000.


The date of this Prospectus is November 20, 2002.

                                Table of Contents



--------------------------------------------------------------------------------

Prospectus Summary                                                    4
Risk Factors                                                          5
Forward Looking Statements                                            7
Use of Proceeds                                                       8
Determination of Offering Price                                       9
Dilution                                                              9
Management's Discussion and Analysis of Financial Condition          10
Description of Business                                              18
     General                                                         18
     Organizer                                                       18
     Nature of Business                                              18
     Employees                                                       21
     Legal Proceedings                                               21
Management                                                           24
Executive Compensation                                               25
Certain Transactions                                                 25
Security Ownership of Certain Beneficial Owners
 and Management                                                      26
Description of Securities                                            26
Shares Eligible for Future Sale                                      27
Plan of Distribution                                                 29
Legal Matters                                                        30
Experts                                                              30
Additional Information                                               30
Financial Statements                                                F-1
Indemnification of Directors and Officers                            31
Other expenses of issuance and distribution.                         31
Recent sales of unregistered securities                              32
Exhibits.                                                            32
Undertakings                                                         32
Signatures                                                           34


                                       3

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


                               PROSPECTUS SUMMARY

THE COMPANY

This is Commercial Evaluations, Inc.'s Initial Public Offering. We are Offering
400,000 shares of common stock. The public Offering price is $0.15 per share. No public market currently exists for our shares. We were formed in 1994 and the mortgage activities began February 29, 2000.

General

The predecessor company to Commercial Evaluations, Inc. (CEI) was organized as a Nevada corporation as ZXS, Inc. on June 7, 1994. The name was changed on February 29, 2000. We operate as a "net branch office" of a mortgage bank operating under a Nevada exemption, Nevada Revised Statutes (NRS) 645E.15(6)(a).
A net branch office does not possess its own mortgage license. Under an exclusive net branch agreement with SkoFed Mortgage Funding Corporation, we pay a fee on each loan closed. SkoFed is licensed with the State of Nevada as a primary mortgage company. As a net branch office, we operate under the supervision of SkoFed and is shielded from liabilities associated with being a primary mortgage company, such as the liabilities associated with the approval or disapproval of loans, state and federal audits and the potential for having to repurchase loans (all of which are the responsibility of SkoFed). We may broker any mortgage loans to any lending source in which a brokerage fee would be collected. We cannot enter into any other contracts with wholesale lenders, cannot fund loans from any other source than SkoFed and cannot solicit funds from private investors directly. These activities are reserved for licensed mortgage companies. We are responsible for payment of all costs attributed to the operation and receives a net check at the close of each transaction. Our primary function will be to arrange mortgage loans for consumers for the purchase of residential real estate in the short-term (currently and for the next 12 months.)

We plan to use the $56,000 net proceeds from this offering to increase advertising in Nevada publications, hire administrative personnel to assist additional contract brokers, train new contract brokers, purchase computer equipment primarily for web site marketing and communication, and add to working capital primarily as a reserve for acquiring additional office space for hiring news contract brokers.

Summary Results of Operations


       Summary Comparison of Income for the Third Quarter of 2002 and 2001
                   and the First Nine Months of 2002 and 2001

                                    Three Months Ended       Three Months Ended        Nine Months Ended         Nine Months Ended
                                    September 30, 2002       September 30, 2001        September 30, 2002        September 30, 2001

     Income                              $193,739                  $89,053                  $554,627                  $197,365

     Net Profit (Loss)                   $ 13,501                 ($   751)                 $  7,511                 ($ 16,363)

     Net Profit (Loss) per Share         $   0.03                 ($  0.01)                 $   0.01                 ($   0.03)


     Average Shares Outstanding           500,000                  500,000                   500,000                   500,000



         Summary Comparison of Income for the Years Ended 2001 and 2000

                                    Year Ended           Year Ended
                                 December 31, 2001     December 31, 2000

     Income                          $336,373              $64,119

     Net Profit (Loss)               ($10,521)             ($58,905

     Net Profit (Loss) per Share     ($0.02)               ($0.11)

     Average Shares Outstanding      500,000               500,000

                                       4
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


Future Business

Market Area: In the short-term (currently and for the next 12 months) we will provide residential loan services to Southern Nevada. According to "Las Vegas
Perspective 2001" published by Metropolitan Research Association (MRA), in 2000 there were 523,314 households in our service area. Existing home resales totaled
29,515 with an average sales price of $155,455. There were 20,520 new homes constructed in 2000. New home construction and existing home resales are estimated by management to increase 15% in 2002 on an annualized basis in 2002, although final statistics are not available yet for 2001.


                                  RISK FACTORS

Investing in our stock is very risky and you should be able to bear a complete loss of your investment. Please read the following risk factors closely.
Purchase of the shares offered hereby involves certain risks. Prospective purchasers should consider, among other things, the following before making a decision to purchase any securities being offered.

We have a very limited operating history to evaluate an investment in this offering.

Commercial Evaluations, Inc., was formed on June 7, 1994. We began our mortgage activities on February 29, 2000, and have had modestly growing revenues from operations and the initial capitalization by our founders. Accordingly, there can be no assurance that we will generate revenues in the future or that we will operate at a profitable level.

You may lose your entire investment.

The shares being offered are highly speculative and involve a high degree of risk and should not be purchased by any person who cannot afford the loss of his entire investment. A purchase of our stock in this offering would be unsuitable for a person who cannot afford to lose his entire investment.

Your investment will suffer immediate dilution.


Assuming the sale of all the shares being offered, the net tangible book value of our shares would then be approximately $0.10 per share compared to the $0.15 public offering price. Accordingly, persons purchasing common stock in this offering if all the shares offered are sold would then suffer a ($0.05) per share dilution to the net tangible book value of their shares.


We may have to raise additional funds in the future.

The funds raised by this offering may not be adequate for our operational needs.
Therefore, we may need to raise additional funds. Even if all of the 400,000
Shares offered hereby are sold, the funds available to us may not be adequate for us to be competitive in the industry. There is no assurance that additional funds will be available from any source when we need it for expansion; and, if not available, we may not be able to expand our operation as rapidly as we could if such financing were available. If additional shares were issued to obtain financing, investors in this offering would suffer a dilutive effect on their percentage of stock ownership in our company.

The use of a portion of the proceeds for "working capital" from this offering will be at the discretion of management. Therefore, if we do not use our discretion wisely, our long-term success could suffer.

Although a portion of the net proceeds of this offering is intended for specific uses, the balance will be available for whatever management deems appropriate for our future success. Generally, this will include:

(a) working capital;
(b) fees associated with our future capitalization strategy; and
(c) general corporate purposes.

Therefore, the application of the net proceeds of this offering is substantially within the discretion of our management. You will be relying on our management and business judgment based only upon limited information about our specific intentions. Achieving our financial and strategic objectives cannot be guaranteed with the application of the net proceeds of this offering.

Purchasers in this offering will have a limited voice in our affairs.

Currently, officers and directors as a group directly own 500,000 shares of common stock or 100% of the 500,000 shares of common stock outstanding. Assuming all 400,000 shares of this offering are sold, the officers and directors will still directly own 55.56% of the issued and outstanding common stock - giving the individual investor a limited say in matters relating to our direction and management. Therefore, the decision-making ability of the acting management team will play a major role in determining our future health.

                                       5



This offering is being sold on an all or nothing, best efforts basis.

We are offering the shares on an all or nothing, best efforts basis, and no individual, firm or corporation has agreed to purchase or take down any of the offered shares. No assurance can be given that any or all of the shares will be sold. We shall deposit in a trust account the funds received from the purchase of shares sold. In the event that the offering of $60,000 is not received within one hundred eighty (180) days of the effective date of this registration statement, the proceeds so collected will be refunded to investors without deducting expenses. During this escrow period, you will not have use of nor derive benefits from the money you have invested which is held in escrow.

Investors will not earn interest on their money invested with us while it is in escrow.

Investors will not receive any return on their money submitted with their subscription should the minimum offering requirement be reached. At the close of escrow, all subscriptions and any income received thereon will be paid directly to us. Should the offering not be reached, interest will not be paid up to the date the funds are removed from escrow. It could take 180 days to receive back one's initial investment because subscriptions are irrevocable during the offering period.

The value of your investment may decrease between the time you invest and the time a certificate is issued to you.

Investors could lose money because the market value of our shares might decrease between the date that we close the offering and when we provide you with certificates thirty days later. An investor is unable to sell their shares of stock until they are physically in the possession of the stockbroker with whom he or she is placing the sell order. However, trading in our common stock may occur prior to the receipt of your certificate. Therefore, the price offered for our common stock may be lower at the time your certificates are issued than at the time your investment was first made resulting in a loss of part or all of your investment.

We will not pay dividends in the foreseeable future.

We do not anticipate paying dividends on our common stock in the foreseeable future but do plan to retain earnings, if any, for the operation and expansion of our business. (See Description of Common Stock)

Competition may adversely affect us.

We face substantial competition from numerous mortgage banking entities that have been in business longer than us and have substantially greater financial and personnel resources. There are 239 identified entities in Southern Nevada.
The competition has an established share of the mortgage banking market. Both savings & loans and thrifts have ready access to substantial savings pools available for lending. We rely on Skofed. Our business may not be able to grow if our loan officers do not overcome these competitive disadvantages with personal service.

A market may not develop for our company's stock because our company's common stock may not be included in a quotation system.

Before this offering, there has been no public trading market for our common stock. We seek to have our shares of common stock trade on the Over-the-Counter
Bulletin Board, an inter-dealer automated quotation system for equity securities. If we are unable to include our shares of common stock for quotation on the Bulletin Board we expect our shares to trade on the NQB Pink Sheets published by the Pink Sheets, LLC. Although the Bulletin Board has recently begun to receive greater recognition from the brokerage community, the trading volume of securities quoted on the Bulletin Board is normally substantially less than that of securities traded on major exchanges. Trading volume in Pink Sheet securities is substantially less than that of Bulletin Board securities.

You may have more difficulty selling our securities or obtaining price quotations than if our stock was listed on a national securities exchange, particularly if our shares are traded on the Pink Sheets. If our common stock is not listed on any national securities exchange, our common stock may not be easily traded, not only in the amount of shares that could be bought and sold, but also through delays in the timing of transactions, and lower prices for our shares of common stock than might otherwise be obtained. Other drawbacks would include a reduction in the number of securities analysts who follow our common stock and a lack of news media coverage for our company.

A market may not develop for our company's common stock because no underwriters or broker/dealers have agreed to make a market in our stock.

                                       6



We are not using an underwriter to sell this issuance, and cannot guarantee that any broker/dealer will make a market in our common stock. Making a market means maintaining buy and sell quotations and being able to fulfill transactions at those quoted prices and in reasonable quantities, subject to various securities laws and other regulatory requirements. The development of a public trading market depends on the existence of willing buyers and sellers, which we do not control. We cannot guarantee that a regular trading market for our common stock will develop after this offering or that, if developed, it will be sustained.
The ability to withstand a potential loss of all or a portion of one's investment in this offering should be considered before making an investment decision.

The trading activity in our common stock may be hindered by the applicability of penny stock regulations.

Our common stock is subject to penny stock regulations and broker/dealer practices in connection with transactions in penny stocks, which are regulated by certain penny stock regulations adopted by the SEC. A penny stock generally is any equity security with a price of less than $5.00 (other than securities registered on certain national securities exchanges, provided that current price and volume information with respect to transactions in the security is provided by the exchange or system). In addition, a security will be exempt from the penny stock regulations if the issuer of the security has (i) net tangible assets in excess of $2,000,000, if the issuer has been in continuous operation for at least three years, or $5,000,000 if the issuer has been in continuous operation for less than three years; or (ii) average revenue of at least
$6,000,000 for the last three years. None of these exemptions currently apply to our Company.

The penny stock regulations require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the regulations, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker/dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock regulations generally require that prior to a transaction in a penny stock the broker/dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.
These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock regulations. Due to the fact that our common stock will be subject to these penny stock regulations, you may find it more difficult to sell your securities.

                           FORWARD-LOOKING STATEMENTS

This offering contains forward-looking statements about our business, financial condition and prospects that reflect our assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, our actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of our services, our ability to expand our customer base, our ability to raise capital in the future, the retention of key employees and changes in the regulation of our industry. There may be other risks and circumstances that we are unable to predict. When used in this offering, words such as, "believes," "expects,"
"intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

Cautionary statements in the risk factors section and elsewhere in this prospectus identify important risks and uncertainties affecting our future, which could cause actual results to differ materially from the forward-looking statements made in this prospectus.

                                       7





                                 USE OF PROCEEDS

The proceeds from the sale of the 400,000 shares of common stock offered by Commercial Evaluations, Inc., assuming the all or nothing, best efforts offering if completed at an initial public offering price of $0.15 per share, will be $60,000. We will receive net proceeds from this offering of approximately
$56,000 after deducting the costs of this offering which are estimated at $4,000, including legal, accounting, filing fees, printing, advertising and transfer agent expenses.

We propose to use the net proceeds from this offering for the following purposes:



Total Proceeds
                                       Total Offering                 Percent
                                       --------------                 -------
Less: Offering Expenses                $ 60,000                        100.0%
                                         ======                        ======


Accounting                             $  1,500                          2.5%
Legal                                  $  1,000                          1.7%
Transfer Agent                         $    500                          0.8%
Copying & Advertising                  $    500                          0.8%
Other (Specify):
   Offering Filing Fees                $    500                          0.8%
                                       --------                         -----

Offering Expenses Total                $  4,000                          6.7%
Net Proceeds from Offering             $ 56,000                         93.3%

Use of Net Proceeds
                                       Total Net                      Total Net
                                       --------                       Proceeds
                                                                      Percent
                                                                      --------
Advertising                            $ 30,000                         50.0%
Personnel                              $  9,000                         15.0%
Training costs                         $  7,000                         11.7%
Computer & Services                    $  5,000                          8.3%
Working Capital                        $  5,000                          8.3%
                                       --------                         -----
Net Proceeds Total                     $ 56,000                         93.3%

Offering Expenses                      $  4,000                          6.7%
                                       --------                          ----

TOTAL USE OF PROCEEDS                  $ 60,000                        100.0%
                                       ========                        ======



We anticipate expending these funds for the purposes indicated above. To the extent that expenditures are less than projected, the resulting balances will be retained and used for general working capital purposes or allocated according to the discretion of the Board of Directors. Conversely, to the extent that such expenditures require the utilization of funds in excess of the amounts anticipated, supplementing amounts may be drawn from other sources, including, but not limited to, general working capital and/or external financing. The net proceeds of this offering that are not expended immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market mutual funds or similar investments.

                                       8



The working capital reserve may be used for general corporate purposes to operate, manage and maintain the current and proposed operations including employee wages, professional fees, expenses and other administrative costs.

Costs associated with being a public company, including compliance and audits of our financial statements will be paid from working capital and revenues generated from our operations. Pending expenditures of the proceeds of this offering, we may make temporary investments in short-term, investment grade, interest-bearing securities, money market accounts, insured certificates of deposit and/or in insured banking accounts.

                         DETERMINATION OF OFFERING PRICE

The offering price of the shares was arbitrarily determined by our management.
The offering price bears no relationship to our assets, book value, net worth or other economic or recognized criteria of value. In no event should the offering price be regarded as an indicator of any future market price of our securities.
In determining the offering price, we considered such factors as the prospects for our products, our management's previous experience, our historical and anticipated results of operations and our present financial resources.

                          DILUTION AND COMPARATIVE DATA


Net tangible book value is the amount that results from subtracting the total liabilities and intangible assets of an entity from its total assets. Dilution is the difference between the public offering price of a security such as the common stock, and its net tangible book value per share immediately after the offering, giving effect to the receipt of net proceeds in the offering. As of September 30, 2002, the net tangible book value of the company was $30,766, $0.06 per share of common stock, prior to the offering of 400,000 shares of common stock at $0.15 per share (total offering, $60,000).


The following table illustrates the pro forma per share dilution that present shareholders will incur and the benefits to new shareholders assuming that all of the shares offered are sold.



Public Offering price per share....................................$0.15


     Net tangible book value per share before Offering             $0.06
     Net tangible book value per share after Offering              $0.10*
     Increase (Decrease) in net tangible book value per share
          to new Shareholders after Offering                      ($0.05)
     Increase to current Shareholders in net tangible
          book value per share after the Offering                  $0.04



*After offering expenses are deducted.

The numbers used for present shareholders assumes that none of the present shareholders purchase additional shares in this offering.

Investors will have contributed $60,000 if the offering is completed, compared to $50,000 contributed by initial shareholders. Further, investors will only own
44.44% of the total shares.

                                       9

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


           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

         The following discussion and analysis should be read in conjunction with the financial statements and accompanying notes contained elsewhere in this Prospectus.


         Commercial Evaluations, Inc. began its commercial operations in loan processing in June 2000. Previously, time was spent in organizing people and operations. Loan processing was delayed by the incapacity of a founder. There were only seven months of operations in 2000 compared with a full year of operations in 2001 as of December 31, 2001. Below is a table illustrating the mortgage loan closings for CEI from June 1, 2000 through September 30, 2002. For the only seven comparable months year-to-year (June through December), there were $2,766,653 mortgage loans closed in 2000, generating $89,457 in fees and $15,428,455 mortgage loans closed in the similar period in 2001, generating
$314,481 in fees. The first nine months of 2002 shows that loan closings amounted to $25,014,496, generating $530,244 in fees.


Loan Closings

         2000  Jan      Feb       Mar      Apr       May     Jun        Jul      Aug       Sep      Oct        Nov      Dec
                                                               92,150   128,520   117,325  130,100   124,969   178,000   135,709
                                                              127,266   118,300   127,800  122,220    60,000   126,100   112,000
                                                                        119,310            102,300   127,500   111,084   142,500
                                                                                           131,580              83,420    30,000
                                                                                                               218,500
               -------   -------  -------   -------  -------  -------   -------   -------  -------   -------   -------   -------
TOTAL                                                         219,416   366,130   245,125  486,200   312,469   717,104   420,209
FEES                                                            6,303     9,599     7,170   17,719    14,839    21,188    12,639

         2001  Jan      Feb       Mar      Apr       May     Jun        Jul      Aug       Sep      Oct        Nov      Dec
               118,146   164,730  125,100   121,500  153,900  128,189   162,000   110,140  340,000   156,000   483,000   137,837
               240,000   178,650  130,561   134,883   92,547  101,250   195,500   136,852  203,000    82,300   122,900   130,400
               705,000    34,743            143,000  255,200  144,000    32,000   111,500  110,761    59,885    76,830   105,494
                                                      94,400  104,646    86,000   165,300  120,000   152,000    82,321    75,110
                                                                        109,650   130,945  119,735    89,300    43,826    75,000
                                                                        180,000   122,000            229,300   121,000    49,000
                                                                        200,000   172,500             86,800   137,145   245,000
                                                                         94,000   112,730            256,500    77,600   109,200
                                                                        400,000                      136,000    94,450   103,499
                                                                                                               107,100   940,000
                                                                                                               194,412    89,725
                                                                                                               118,900   170,520
                                                                                                               160,000   315,000
                                                                                                               100,000    85,000
                                                                                                               126,000    15,000
                                                                                                               112,000   400,000
                                                                                                                25,000   134,707
                                                                                                                76,000    78,350
                                                                                                                         159,000
                                                                                                                         136,300
                                                                                                                         118,146
               -------   -------  -------   -------  -------  -------   -------   -------  -------   -------   -------   -------
TOTAL        1,063,146   378,123  255,661   399,383  596,047  478,085 1,459,150 1,061,967  893,496 1,744,043 2,948,981 4,150,373
FEES            26,914    11,726    8,580    12,216   15,901   15,778    27,310    29,223   24,015    28,321    41,977    72,520

                                                                10




         2002  Jan      Feb       Mar      Apr         May      Jun        Jul      Aug        Sep      Oct       Nov      Dec
               155,900   147,000  142,267   111,284    186,200   179,900   108,800   170,905   179,000
                15,000    81,900  116,000   137,750    136,314   237,550   114,000   176,000   124,000
               147,682    18,500   95,000    93,100    110,000   110,000   110,950   108,550   240,000
                93,500   176,130  112,000   124,200    227,800   116,000    75,000   126,350   190,000
                89,725    77,624  144,900   297,600    200,000   130,235   144,000    22,000   123,900
               121,099   114,000  300,700   111,200    242,250   154,000    74,000   207,000   198,000
               159,000   136,669   75,000   190,000    116,050   115,000   155,200   144,000    84,000
               136,300    31,000  132,240   134,900    115,250   142,490   109,200    26,000   180,400
               118,146   113,730  177,600   106,400    149,950   154,850   108,800   187,000    99,040
               147,630   126,000   72,250   109,120     50,000    69,903   111,200   151,030   300,000
                65,450    72,000   92,178    73,500    148,000   111,550   110,850   105,182   198,000
                92,801   124,600  246,800    72,450     27,250   124,900   256,000   100,000
               127,900   133,200  117,232    75,000    103,010   114,000   107,601    84,720
               122,975    95,480  141,750    66,500    137,400   148,500   137,500   144,884
                         140,816   82,864    65,500    196,000   130,050              38,000
                         188,000  120,750    61,000    131,100   146,750              89,526
                         174,800  204,250    65,000    121,050   128,150              44,000
                         258,500  200,000   137,265    196,600   123,350             150,300
                          87,300  154,850   137,250    156,750   132,050             116,800
                          79,750  250,000    50,100     11,900    96,800             126,400
                         105,300  177,000    95,470    300,700   140,200             240,000
                                   45,000              105,000   139,500             499,250
                                  102,600              107,590                       100,000
                                   62,500               67,240                       104,400
                                                        28,800                       131,000
                                                       132,914                        19,800
                                                       187,500                       139,765
                                                       128,500                       100,000
                                                       124,020                       100,000
                                                       129,100                       132,800
                                                       118,750                       157,500

                                                       132,900
                                                       126,350
                                                       178,200

               -------   -------  -------   -------    -------   -------   -------   -------   -------   -------  -------   -------

TOTAL        1,593,108 2,482,299 3,365,731 2,314,589 4,630,438 2,945,728 1,723,101 4,043,162 1,916,340
FEES            39,505    56,745   64,983    43,678   95,498      58,134    29,486    99,294   42,921



1. The chart lists gross loan amounts. Commercial Evaluation receives a small brokerage fee on these loans. See "Average Loan Fee" below.


2. The average brokerage fee ("points") on these loans were: 3.23% in 2000, 2.04% in 2001, and 2.12% in the first nine months of 2002, for an average of 2.16% over the total period of activity.


                                       11



Results of Operations


We generated $554,627 in revenues for the nine-month period ended September 30, 2002.

Total operating expenses for the nine months ended September 30, 2002 were $547,116. Total operating expenses for the period ended September 30, 2002 were entirely related to general and administrative expenses and depreciation and amortization expense.

                               STATEMENT OF INCOME FOR FIRST NINE MONTHS OF 2002 AND 2001




                                       Three Months Ended                         Nine Months Ended
                                          September 30,        September 30,        September 30,        September 30,
                                              2002                 2001                 2002                2001
                                          (unaudited)           (audited)           (unaudited)           (audited)

INCOME

Revenue                                    $193,739              $ 89,053            $554,627             $197,365


TOTAL INCOME                                193,739                89,053             554,627              197,365


EXPENSES

General and Administrative                 $178,757              $ 89,067            $542,871             $211,997

Depreciation and
Amortization                               $  1,481              $    737            $  4,245             $  1,731


TOTAL EXPENSES                             $180,238              $ 89,804            $547,116             $213,691


NET PROFIT (LOSS)                          $ 13,501             ($    751)           $  7,511            ($ 16,363)
                                           ========              ========            ========             ========

NET PROFIT (LOSS)
PER SHARE                                  $   0.03             ($    .01)           $    .01            ($    .03)
                                           ========              ========            ========             ========


AVERAGE NUMBER OF
SHARES OF COMMON                            500,000               500,000             500,000              500,000
STOCK OUTSTANDING                          ========              ========            ========             ========



                                                           12

 STATEMENT OF CASH FLOWS COMPARING NINE MONTHS ENDING SEPTEMBER 30, 2002 & 2001




                                                          Nine Months Ended
                                                             September 30,
                                                         2002             2001
                                                      (unaudited)      (audited)


CASH FLOWS FROM OPERATING ACTIVITIES

Net Income (Loss)                                      $  7,511        ($16,363)

Gain (Loss) on Sale of Equipment                           --              --
Depreciation                                              4,245           1,731
Prepaid expenses increase                              $  1,500        ($ 2,975)

Other Assets (increase)                                ($ 2,242)       ($ 2,064)
Accounts Payable (dec)inc                              $  8,605        ($10,548)

Other Current liabilities inc (dec)                    ($ 4,300)       $  3,100


CASH FLOWS FROM OPERATING  ACTIVITIES                  $ 15,319        ($27,119)


CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of Equipment                                  ($ 4,690)       ($10,192)


CASH FLOWS FROM INVESTING ACTIVITIES                   ($ 4,690)       ($10,192)


CASH FLOWS FROM FINANCING ACTIVITIES

Principal payments on notes payable                    ($   267)       ($   867)

Issuance of common stock
Additional paid-in capital                                    0        $ 41,332

CASH FLOWS FROM FINANCING ACTIVITIES                   ($   267)       $ 40,465

Net increase                                           $ 10,362        $  3,154
(decrease) in Cash

Cash  Beginning of Period                              $ 12,413        $    283

Cash  End of Period                                    $ 22,775        $  3,437

                  STATEMENT OF INCOME FOR THE YEAR 2001 & 2000



                                                   Jan 1, 2001       Jan 1, 2000
                                                      to                to
                                                  Dec 31, 2001      Dec 31, 2000



INCOME
Revenue                                            $ 336,373          $  64,119
TOTAL INCOME                                         336,373             64,119

EXPENSES

General and Administrative                         ($344,197)         ($121,796)

Depreciation and Amortization                      ($  2,697)         ($  1,228)
TOTAL EXPENSES                                      $346,894           $123,024

NET PROFIT (LOSS)                                  ($ 10,521)         ($ 58,905)
                                                    ========           ========

NET PROFIT (LOSS)
PER SHARE                                          ($   0.02)         ($    .11)
                                                    ========           ========

AVERAGE NUMBER OF
SHARES OF COMMON
STOCK OUTSTANDING                                    500,000            500,000
                                                    ========           ========

                  STATEMENT OF CASH FLOWS COMPARING 2001 & 2000



                                              Jan 1, 2001        Jan 1, 2000
                                            to Dec 31, 2001    to Dec 31, 2000


CASH FLOWS FROM OPERATING
ACTIVITIES

Net Income (Loss)                               ($10,521)         ($58,905)

Gain (Loss) on Sale of Equipment                (  2,669)             --
Depreciation                                       2,697             1,228
Accounts Receivable dec(inc)                    $      0                 0
Prepaid expenses increase                       ($ 1,500)                0
Other Assets increase                           ($ 2,064)                0
Accounts Payable (dec)inc                       ($ 6,063)           10,566
Other Current liabilities inc (dec)                6,133              --


CASH FLOWS FROM
OPERATING  ACTIVITIES                           ($11,318)         ($49,717)


CASH FLOWS FROM
INVESTING ACTIVITIES

Purchase of Equipment                           ($15,978)             --
Purchase of Real Estate                         (  1,000)             --


CASH FLOWS FROM
INVESTING ACTIVITIES                            ($16,978)                0

CASH FLOWS FROM
FINANCING ACTIVITIES

Principal payments on notes payable             ($ 2,255)                0
Issuance of common stock                            --                 500
Additional paidin capital                         42,681          $ 49,500


CASH FLOWS FROM
FINANCING ACTIVITIES                            $ 40,426          $ 50,000

Net increase
(decrease) in Cash                              $ 12,130          $    283

Cash  Beginning of Period                            283          $      0
                                                --------          --------

Cash  End of Period                             $ 12,413          $    283
                                                ========          ========

Liquidity


Cash at the end of September 30, 2002 was $22,775, which was a net increase of $22,094 for the three months cash from July 1 to September 30, 2002.. Minimal office equipment was purchased for new loan officers added during the period. Liquidity is expected to be sufficient to provide for additional equipment. No major expenditures are anticipated. The Board of Directors elected to conduct this initial public offering to raise funds to provide for additional working capital to hire more loan officers and to expand the marketing program. Failure to close our offering will not impact current operations. However, we will not be able to expand as rapidly as desired with the increased mortgage loan closings that would be anticipated with the addition of more loan officers and increased advertising and promotion.

Management believes that we will be able to fund ongoing fiscal 2002 operations with cash on hand since we have a positive cash flow of $10,362 for the year as of September 30, 2002.

Based on the nine months ended September 30, 2002, we believe that trends are increasing and that contract brokers can be hired without significant additional funds. For the first nine months ended September 30, 2002, we recorded net income of $7,511 , equal to net income per share of one cent on revenue of $554,627 compared with a net loss of $16,363, equal to a net loss per share of three cents on revenue of $197,365 in the 2001 period. Should this offering not be completed, office space can be acquired from SkoFed at rates that can be supported by expected business and that cash flow will support operations and contribute to net income for the short-term (12 months) and long-term (two to five years). In the first half of 2002, we hired eight brokers. Funds from this offering will allow for more rapid expansion and an opportunity for increased mortgage processing, commissions and net income. Funds from this offering are not required to sustain our company outside of its internally generated cash flow, but no such performance can be guaranteed. The small net loss for the first half of 2002 was primarily related to the hiring and support during a start-up period for these new brokers. As of this filing, their additional overhead expenses have been absorbed by the new business they have brought in and we again had a positive cash flow for the nine months ended September 30, 2002 and the through November 15, 2002.


Cash Flow


We generated $554,627 in revenues for the nine-month period ended September 30, 2002.

Total operating expenses for the nine months ended September 30, 2002 were $547,116. Total operating expenses for the period ended September 30, 2002 were entirely related to general and administrative expenses and depreciation and amortization expense.

We incurred general and administrative expenses for the nine-month period ended September 30, 2002 totaling $54,287. Our general and administrative expenses were primarily incurred from the cost of operating our office and salaries for our employees. Depreciation expense for the nine-month period ended September 30, 2002 was $4,245. This represents depreciation on the assets of the Company.


Average Loan Fees


Mortgage loan closings are generally increasing as the chart above indicates. Current officers, directors and independent contractors made these closings. We collect 25% of the commissions on the first $500,000 of each loan officer's production, then 20% of the commission of each loan officer's production each month. The "points" or gross commission on each loan range between 1.5 and 5 depending on market conditions and the services provided on a particular loan. These fees are charged to the customer and are usually rolled into the loan. Origination fees range from .5% to 1%. The customer pays this fee to our company. Discount points to buy down the interest rate, range from .25% to 2%. The customer pays this fee to our company. Fees paid by a lender for servicing rights to a particular loan range from 0% to 4%. These fees are paid by the lender to our company. Difficult loans or non-owner occupied loans offer premium pricing from 0% to 3%. These fees are paid by the customer to our company. The average brokerage fee ("points") on these loans were: 3.23% in 2000, 2.04% in 2001, and 2.12% in the first nine months of 2002, for an average of 2.16% over the total period of activity.

There is also a range of fees collected out of gross fees by other entities not affiliated with us. Our company does not collect these fees. They are listed here to provide an understanding of the entire loan process. The fees that are charged are: credit report: $15 to $67 charged by a credit reporting agency to a borrower; appraisal fee up to $300 charged to the seller paid to the appraiser; an underwriting fee charged to the borrower by the lender from $250 to $450; documentation fees from $150 to $250 charged to the borrower by the lender; processing fees from $395 to $650 charged to the borrower by the lender; tax service fee from $70 to $94 charged to the borrower by the lender; a flood certification fee of $26 charged to the borrower by the lender; a wire fee of $50 charged to the borrower by the lender. There may be a "packaged" flat fee known as an administration fee from $100 to $1,200 charged to the borrower by the lender which would include many of the before mentioned fees.

Officer and Director Robert Barcelon also acts as a broker and receives 100% of the gross commissions for mortgage loans he sells in reflection of his uncompensated service in these capacities over the past 27 months. This arrangement was reviewed by the Board and Mr. Barcelon's compensation beginning in the second quarter starting April 1, 2002 will be $3,300 per month plus commission which will now be 80%. In 2000 and 2001, Mr. Barcelon wrote approximately 45% of all loans. During this time he was one of a maximum of three brokers working at any one time. As of this filing, Mr. Barcelon has 15 brokers working under his direction and has assumed more of an administrative role. He will continue as a loan officer, but is estimated that his production will only be at about 10% of all loans written.

Results of Operations


The most recent results for the nine months ending September 30, 2002, saw mortgage loan closings at the highest rate in the brief history of our company. This continues a trend of generally increasing mortgage loan closings since June 1, 2000. Increased loan volume was higher in part because of lower interest rates prompting both purchase of new homes and refinancings and growth in the Southern Nevada region prompting new home building and higher mortgages on higher sales prices of existing home sales. In the first nine months of 2002, results were favorably increased by the addition of eight new brokers.


Prior to the offering, we recorded increases in mortgage loans for the 12-month period ended December 31, 2001 to $15,428,455 with gross fees of $314,481, compared with a seven-month partial period of similar operations with similar number of brokers for the period ended December 31, 2000 of mortgage loans of $2,766,653 and gross fees of $89,457. Revenues for the 12-months of 2001 ending December 31 were $336,373 compared with $64,119 for the seven operational months of 2000. The net loss for 2001 was $10,521 or a net loss of two cents per share compared with a net loss of $58,905 or a net loss per share of 11 cents for the seven months of 2000.


The first nine months ended September 30, 2002 showed mortgage loans of $25,014,496 and gross fees of $530,244. This is compared to mortgage loans of $6,585,058 and gross fees of $125,603 in the same period of 2001. The average loans fees charged in the first nine months was 2.12% while the average fees for the same period in 2001 was 2.61%.


Material Events


1) This initial public offering of securities was filed after the audited financial statements were filed for December 31, 2001. 2) Eight new mortgage brokers were hired and began filing loan applications in February 2002. 3) Additional office space was leased for those brokers at a rent increase of approximately $2,200 per month. 4) Revenue for the first nine months of 2002 ending September 30 was $554,627, compared with revenues of $197,365 for the first nine months of 2001. Net profit for the first nine months of 2002 was $7,511 equal to $0.01 per share compared with a net loss of $16,363, equal to $0.03 per share in the first nine months of 2001.. Also, we added eight brokers during the period. 5) We are a principle in the purchase of a condominium for $43,500. Mr. Barcelon made an executive decision to add to our revenue by seizing an exceptional opportunity to purchase a condominium from an unaffiliated party for only a $1,000 down payment and the assumption of $598 in monthly mortgage and condominium fees. A party unaffiliated with either our company or the seller is now paying $600 a month in rent. It is not expected that we will purchase property for our own account in the future. 6) There have been no other material events after the CPA review of the results of operations for the first nine months ended September 30, 2002.

Outlook

Regardless of the success of this offering, we expect to continue to generally increase its mortgage loan closing rate due to the increased exposure of our quality of service to others, increased marketing recognition with our existing limited funds, a robust housing economy in the Las Vegas area and its continued good relations with SkoFed. The successful completion of this offering provides us with additional capital to expand upon the solid base established in the previous 19 months of active operations in the mortgage lending business in Nevada. The known short-term (next 12 months) trends are for continued growth for Commercial Evaluations without commensurate addition of facilities or staff. Plans are to recruit brokers who have a proven "book" or "pipeline" of current business that has been generated elsewhere but to be closed with Commercial Evaluations sufficient to underwrite the rent and services required to support their business. Additional short-term office space is readily available adjacent to current offices from SkoFed. The long-term plan would be implemented when office space becomes unavailable for additional brokers. The effect of additional brokers is to increase our revenues and earnings with little impact on liquidity since the primary expense is for office space, which is on favorable terms from SkoFed. Should any of these estimates change, the result would be to reduce the number of brokers back to the current levels, which are profitable. No additional funds will be required to achieve these objectives in the short-term or the long-term. There will be no research or development, significant purchase of equipment or property or expansion into new product lines.

                             DESCRIPTION OF BUSINESS

General

The predecessor company to Commercial Evaluations, Inc., (CEI) was organized as a Nevada corporation as ZXS, Inc. on June 7, 1994 by a person not affiliated with any person or entity related to us. Until February 29, 2000 the owner of ZXS, Inc. researched several business, but did not commence formal operations due to lack of funding. The name was changed on February 29, 2000 when Robert Kelly purchased ZXS from its owner. Robert Kelly then suffered health problems and transferred management and ownership to current directors and officers. We operate as a net branch of a mortgage bank operating under a Nevada exemption, NRS 645E.15(6)(a). Under the net branch agreement with SkoFed Mortgage Funding Corporation, we pay rent or a fee on each loan closed. We are responsible for payment of all costs attributed to the operation and receive a net check at the close of each transaction. Our primary function will be to arrange mortgage loans for consumers for the purchase of residential real estate in the short-term (currently and for the next 12 months).

The Organizer

Commercial Evaluations, Inc., President, Robert Barcelon, replaced founder Robert Kelly as an Organizer on November 27, 2001 due to Mr. Kelly's continued inability to participate in CEI's activities because of serious ill health. Mr. Barcelon has more than 27 years of experience in home construction and mortgage lending in the Las Vegas area.

The Nature of the Business

General: We receive requests for services from realtors in the Las Vegas area. We write up applications for potential home buyers (loan origination). We work with SkoFed and offer them the first right of refusal for funding the loan either as a loan originator or as finder of a loan originator. If SkoFed declines for any reason, we approach wholesale lenders from a list of approximately 50 approved by SkoFed. In either event, SkoFed does not participate in any commissions. If they are the primary lender, they will receive the fees according to the schedule described in this document under Average Loan Fees. If they refuse the loan, and the loan is funded through one of SkoFed's approved wholesale mortgage lenders, they will receive a flat processing fee of $395-$650, depending on the loan. To date, SkoFed has been a loan originator on approximately 30% of all of our loans with the other 70% brokered through its list of approximately 50 wholesale mortgage lenders. Once a loan originator is engaged, we commence on the loan closing procedures which involve drawing up documents, arranging for an escrow company and working with the escrow company to fund and record the loan for the buyer. However, there are no forward commitment guarantees for any residential mortgage banking services or any other of our services. Should SkoFed or any of its wholesalers decline to fund a loan, we would lose the business. Should SkoFed suffer a material adverse event, we would have to continue with one of its 50 wholesalers or find a substitute loan originator. We derive 100% of our income from the relationship with SkoFed. At present we have no standby affiliations. However, we believe that a replacement loan originator could be negotiated with in less than 10 business days with minimal disruption of our services.

As an example:

A prospective borrower contacts a loan officer at our company stating a desire to buy a particular home or refinance their current home. The prospective borrower fills out an application and pays our company a $15 fee. Then the loan officer will begin a process known as "qualifying the loan." We research the prospective borrower's credit history. Our loan officer evaluates the facts and determines how much the prospective borrower may qualify for in loan proceeds and what the range of down payments could be. The lower the down payment, the higher the mortgage. Should the prospective borrower wish to proceed, our loan officer requests verification of stated income (by recent payment stubs or tax returns, for example), verification of employment history, verification of timely payments from current landlord (if renter) or mortgage holder (if current homeowner). The next step in the loan process is for our loan officer to format this information for the SkoFed, the underwriter. Using its own criteria, SkoFed decides whether it will underwrite the loan or request that we contact a list of referrals prepared by SkoFed. If SkoFed or none of the referred underwriters will process the loan, the prospective borrower is turned down for conventional financing. The loan officer will refer to standard charts to determine the amount of a grant available for the down payment and closing costs. The loan is processed by FHA and, if approved, the loan closes. We receive approximately 2.15% for our services. If the SkoFed or a referred underwriter approves the application for conventional financing, the terms are set and the loan is closed if accepted by the prospective borrower. Although there are slight variances in fees depending on the degree of service to process the loan, we receive approximately 1% of the loan as a an origination fee and approximately 1% as a service release premium in addition to an approximate $395 loan processing completion fee and an approximate $400 administration fee.

Residential Lending Services: In the residential lending service area, we derive fees that are paid by the borrower. We earn fees out of the gross proceeds of the residential loans, earns these fees. Fees assessed are comprised of an origination fee, processing fee, document preparation fee, inspection fee, and warehouse differential fees. Typically, we pay a commission to the independent contractor, or loan officer, responsible for originating the loan. Also, if a transaction involves a wholesale residential loan, we also remit a portion of the total fee to the originating mortgage company. The amount of any remittance varies according to the arrangement established with the originating mortgage company. Generally, SkoFed receives $400 per loan brokered out and .5 point on in-house loans by us. Processing fees, underwriting fees, tax service, wire fees, flood certificate costs are charged directly to the customer by SkoFed and are not reflected in our revenue or commission schedules.

Within this market, our approach to residential lending involves:
     (1) in the short-term (currently and for the next 12 months), locating potential borrowers, primarily through a retail approach whereby a staff loan officer meets directly with the consumer, or borrower, to arrange financing for the purchase or refinance of residential real estate, and;
     (2) in the long-term, funding of these residential loans, construction lending and commercial lending through use of funds made available to us by a warehouse bank provided by SkoFed. When we have 20 brokers concentrating on residential business, we will recruit up to five additional brokers with experience in the construction and commercial lending field. For the foreseeable future, these commercial loans will be transacted through SkoFed. We expect that these types of brokers will be available along similar terms and conditions as residential brokers. There can be no guarantee that we will be able to expand our business into this area.

Government Regulation: Many of the financial products being offered will be governed by rules and regulations as set forth by the Department of Veteran Affairs (VA), the Department of Housing and Urban Development (HUD), the Federal Housing Authority (FHA), the Federal Home Loan Mortgage Corporation (FHLMC or Freddie Mac), the Federal National Mortgage Association (FNMA or Fannie Mae), and the Government National Mortgage Association (GNMA or Ginnie Mae).

As of the date of this filing, no substantive changes were being undertaken at the federal or state level with regard to these agencies and programs.

Facilities: Our principal address is 2320 Paseo Del Prado, Building B, Suite 205, Las Vegas, NV 89102. The lease agreement calls for a three-year lease with five monthly payments starting with October 1, 2001 at $1,474.40 and then $6,000 to be prorated for the remainder of the lease with 8% interest. The rent for months 7-12 calls for a base rent of $2,228.66 plus the prorated amount. The lease calls for annual increases of $0.05 per square foot. In January 2002, we agreed to lease additional office space from SkoFed for eight new mortgage brokers. The lease commitment is for $2,242.35 per month for 30 months.

Investment Policies:
(1) Real Estate: We do not plan to use any of its capital to purchase any real property for speculative investment purposes.

(2) Real Estate Mortgages: Although our purpose is to facilitate real estate finance in construction and permanent loans, we will not shelf/warehouse any of the loans. All real estate loans successfully closed will be transferred to one of SkoFed's warehouse banks.


Construction Lending Brokering Services: In the long-term, we plan to act as an intermediary between the builder who is seeking funds to complete his project and the financial institution who is willing to lend these funds. If we engage in this area of lending, we will transact business for construction loans through SkoFed, using the same wholesale mortgage lenders provided by Skofed for the residential loans. The benefits to placing a construction loan are not simply the fees generated by the construction loan, but by the built-in business that is secured through the residential mortgage banking services that are provided, subsequently, as the homes are sold to individual borrowers. When negotiating with a builder for construction financing, we obtain a forward commitment guaranteeing that the majority of residential loans are to be placed through our residential mortgage banking services area. As of September 30, 2002, residential brokers handled less than 1% of the total loan business (representing three loans) as construction loans to individuals who were building their own private residences. These were approved as a courtesy to close contacts of our loan brokers and were not construction loans to construction companies. This type of loan is not expected to be part of any short-term marketing plan and a recurrence, if any, would be an immaterial part of our business. There can be no guarantee that we will be able to expand our business into this area. We currently do not have nor are we seeking any construction loans. As such we have not received any forward commitments that the majority of the residential loans are to be placed through our residential banking services area, with respect to those loans.

Commercial Lending Brokering Service: In the commercial loan brokering business area in the long-term, our loan officers call upon developers of commercial property to secure applications for loans secured by commercial real estate. After our personnel process these applications, we serve as an intermediary in finding suitable lenders (or Investors) for the loans. Because of the typically large dollar amount of these loans, insurance companies, pension plans and savings and loan associations fund most of the loan. Upon funding of a commercial loan, we receive a fee from the lender. If we engage in this area of lending, we will transact business for commercial loans through SkoFed, using the same wholesale mortgage lenders provided by Skofed for the residential loans. The amount of the fee is determined by the dollar size of the transaction, prevailing competition, and market conditions. As of September 30, 2002, no commercial lending has been recorded. There can be no guarantee that we will be able to expand our business into this area.


Marketing: To date, our mortgage loan applicants have been obtained by (1) the actions of our loan officers and originators, (2) personal contacts through our officers and (3) referrals from previous borrowers. We will also market its loan services by means of direct mail and newspaper advertising.

Market Area: In the short-term (currently and for the next 12 months) we will provide residential loan services to Southern Nevada. According to "Las Vegas Perspective 2001" published by Metropolitan Research Association (MRA), in 2000 there were 523,314 households in our service area. Existing home resales totaled 29,515 with an average sales price of $155,455. There were 20,520 new homes constructed in 2000. New home construction and existing home resales are estimated by management to increase 15% in 2002 on an annualized basis in 2002, although final statistics are not available yet for 2001.

Competition: We are in direct competition with numerous local business entities that provide mortgage banking and brokering services. According to the Nevada Department of Business and Industry/Financial Institution Division, 239 lending institutions are able to compete with our residential loan services. This figure includes all banks, credit unions and mortgage bankers in all of Nevada. The vast majority of mortgage loans are processed by institutions in the immediate area of the home sale. However, it is management's opinion that there are less than 30 consistent competitors for mortgage lending in Southern Nevada.

We face intense competition from the mortgage banking operations of savings & loan and thrift institutions that possess substantially greater financial resources than our company. The competition also has an established share of mortgage banking market, which we believe is increasing. Further, both savings & loan and thrifts have ready access to substantial savings pools available for lending large, multi-store branch systems. Both possess the ability to research and develop new loan products to market through their branch systems.

However, we believe that an unusual mixture of competition and cooperation characterizes the financial services industry. Because of the many types of loan products available in today's marketplace, no individual lending institution specializes in one or, at most, a few loan products.

We work directly with SkoFed approved mortgage bankers, mortgage brokers, and other mortgage originators, making our residential loan services available to their respective sales forces. By taking this overall approach, we believe that we have the ability to lend a broader geographical market area without incurring the expense of numerous branch office facilities, the clerical help in these locations or the direct sales personnel needed to reach a wide segment of the population.

Employees

We currently have four employees. Three are officers: Robert Barcelon, Heather Cain and Linda Valez. There is one secretary supporting 14 loan brokers as independent contractors. The officers and directors currently receive no compensation for their duties in corporate capacities. Robert Barcelon and Linda Valez receive compensation based on the commissions as loan brokers. All brokers have a minimum of five years of experience in mortgage loans and are dedicated to residential loans at this time, but are capable of handling construction loans when we plan to concentrate on this area. Our officers and directors devote full time to our business. At present we do not intend to hire additional full-time employees until such time as operations require.

Net Branch Agreement

Our company's agreement with SkoFed is contained in a November 16, 2001 Net Branch Officer Letter of Agreement (see Exhibit 10 "Material Contracts"). Our company has agreed to deal exclusively with SkoFed and its referral list of underwriters. We have agreed to originate and process loans, comply with all Federal and State laws and SkoFed's policies and procedures. We will keep accurate books and records for SkoFed's review. We have agreed to the fees as scheduled: $350 per loan application plus .50% for each loan funded directly by SkoFed. For brokered loans, there will be a $650 fee on each loan, including processing fee. Other fees are flood certificate, $26; wire fee, $50; tax services fee, $79 and a processing fee of $395. All of these fees are paid directly to SkoFed by the loan applicant. Direct expenses include rent, telephone, commissions, salaries and repurchasing costs. These expenses will be deducted by Skofed out of fees due to our company each month. This agreement can be cancelled by either party within 30 days. Settlement of all fees due our company and expenses due Skofed are to be settled within 60 days after termination of this agreement.

Affiliations

Commercial Evalutation's affiliation with SkoFed is by contract and a fee agreement (see Exhibit 10). SkoFed employs Heather Cain, our Chief Financial Officer, as a part-time loan processor, thus creating an "affiliate" relationship. As a part-time loan processor, she inputs the application information into SkoFed's computer for evaluation. There is no decision-making in this process and therefore there are no conflicts of interest. She mails our verifications of employment to match the employer's facts with the applicant's facts. She also verifies the prospective borrower's banking history with the facts by contacting the applicant's lending institutions. She will verify the applicant's rent paying history with the landlord, if a renter, or the mortgage paying history with the mortgage lender, if the applicant is a current homeowner. She also contacts credit-reporting agencies for other credit history. Then, she will consolidate information on income, account balances and debt to reconcile with information on the prospective borrower's application. Once the loan package is assembled, she will submit it to SkoFed. If SkoFed declines to underwrite, she submits the loan package to SkoFed's list of referral underwriters. If no underwriter elects to fund the loan, the package is sent back to our company for rejection to the customer. If an underwriter does decide to proceed, she orders an appraisal, a preliminary title report, additional credit updates if required by the underwriter. She will also list any additional conditions required by the underwriter, if any, and request us to secure the information or agreement to additional terms from the prospective borrower. The loan is then closed. Neither we nor any affiliate have a verbal or written agreement with any other organization for mortgage loans or any other business service.

Legal proceedings

Our company is not a party in to any bankruptcy, receivership or other legal proceeding, and to the best of our knowledge, no such proceedings by or against us have been threatened.

                                PLAN OF OPERATION

CEI Original Goals and Milestones

Shortly after renaming the company to Commercial Evaluations, Inc. on February 29, 2000, management negotiated an agreement with SkoFed Mortgage Funding as a licensed mortgage company as a Net Branch Operator. Founded in the early 1990s, SkoFed is a regional mortgage banker licensed in Nevada, California, Utah and Oregon. In July of 2000, an improved contract was arranged with SkoFed. One of the first short-term (to the present time) goals was to create a staff that was already well known in the area. After accomplishing this, the original staff was composed of a branch manager, senior loan officer, training officer and five loan officers. These goals were reached before December 31, 2001.

Company Short-Term Goals and Milestones

In the next 12 months, our goal is to hire six new residential loan officers candidates and train them so they may properly enhance our production and possible lead to additional branches here in Las Vegas. Other support people will be added to handle the additional workload. This milestone will be supported by existing office space provided by SkoFed and will not entail significant purchase of equipment or services. Support will be underwritten by the existing business retained by the new-hire brokers as a prerequisite of their hiring. This prerequisite shall be four or more customers with pending loans. We will be able to satisfy its cash requirements from revenues generated from our business for the next twelve months. Therefore, we will not need to raise additional revenues over the next twelve months.

Company Long-Term Goals and Milestones

In year two through five, we plan to arrange for other branches both here and other states, such as Texas, California, Utah and Arizona. There have been a few serious meetings regarding creating a web site that will specialize in immediate approvals with a small cost per loan. The web site can be created at a cost of $10,000 and maintained for $2,500 per month, all out of profits from operation and working capital from this Offering. It is expected that the web site would be in full operation early in year two. The lack of a web site would not damage us, merely block an avenue of increase in revenues and earnings. There will be no harm to the business if this goal is not met on time or at all, simply the lack of another growth element in revenues and earnings. The advantages would be to collect additional fees and to enter into agreements with wholesalers and other mortgage bankers. It is estimated that we could grow to 20 brokers in the current location before moving to branch offices. A key to expanding our business is the selection of loan officers who have the contacts to bring in new loan business. Mr. Barcelon maintains a list of real estate industry professionals and former employees who are account representatives of banks or retail realtors. Prospects that have a proven record of obtaining new business through their own referrals, advertising or direct mail then have their previous employment history reviewed. They also are required to have four our more customers with pending loans. Those that appear to have the ability to bring in appreciably more business than the office overhead required to support them are hired. Such a move would only be made when a milestone of $25,000 in cash reserves is available for each office opening and at least six brokers familiar with the new areas are available on similar terms and conditions as the current broker agreements. The ultimate milestone in five years is to be a large mortgage broker in the Western States with 100 loan officers. The cost of rental space and overhead will be funded out of cash reserves.

Description of Securities

We intend to apply the proceeds of this sale of common stock to conducting its business. We do not intend to pay any dividend on our common stock in the immediate or foreseeable future. We plan to apply the profits from its business, if any, to expansion and growth. (See Use of Proceeds.) If the offering is unsuccessful, we will continue with the current number of brokers in the current office location. Such operations have created a positive cash flow with net income. Lack of funds will inhibit expansion plans to cash generated from operations. No outside cash is required to sustain the company. We can proceed with internally generated funds from operations. We have no further plans for expansion outside of the short-term goals and milestones listed above.

Staffing and Training

We believe that the continuation of our success will be heavily dependent on the quality of our mortgage services to our customers. We feel we must assure that our employees provide a consistently high level of service from the beginning; therefore we plan to ensure that our staff is adequately trained.

                                   MANAGEMENT

Directors are elected for one-year terms in June of each year.

CHAIRMAN OF THE BOARD, DIRECTOR, CHIEF EXECUTIVE OFFICER, AND PRESIDENT - ROBERT BARCELON, 49: Responsible for market planning, advertising, public relations, sales promotion, merchandising and training. Has been a lifetime resident of Las Vegas. He has been a full-time loan officer and high producer on a consistent basis. Prior to establishing Commercial Evaluations, Inc., Mr. Barcelon was a loan officer with Family Home Mortgage in Las Vegas from 1995 to 2000. Previously, he was a loan officer with ABC Mortgage of Las Vegas from 1992 to 1995. He was a member of Las Vegas Local 135 Asbestos Workers from 1974 to present. He setup their apprenticeship program, set on joint apprenticeship committee, the executive board, and was involved heavily with contract negotiations between contractors and union.

VICE PRESIDENT OF FINANCE - ROBERT BARCELON, 49: Mr. Barcelon is also responsible for managing the working capital including receivables, cash and marketable securities. He performs financial forecasting including capital budget, cash budget, pro forma financial statements, external financing requirements and financial condition requirements. He directs financial affairs of the organization. He prepares all necessary reports and analysis needed to produce financial statements and budgets. It is expected that this post will be filled by a new hire after the close of this Offering. From 1992 to 1999, Mr. Barcelon was an independent mortgage loan broker. He was President of Las Vegas Local 135 Asbestos Workers from 1983 to 1993.

CHIEF OPERATING OFFICER, SECRETARY - HEATHER CAIN, 30: Ms. Cain was a senior loan processor from 1989 to 1999 with ten years of experience with local mortgage companies and her own firm, Southern Nevada Processing Center. She is experienced in FHA, VA, conventional and sub-prime loans. She has lived in Las Vegas since 1987. She is the wife of Robert Barcelon, married in 1996, but has maintained her maiden name for professional reasons.

CHIEF FINANCIAL OFFICER, PRINCIPAL ACCOUNTING OFFICER, DIRECTOR, AND TREASURER - LINDA VELEZ, 42: Ms. Velez is a mortgage loan broker. She has five years in the loan business with Western Mortgage of Las Vegas from 1995 to 2000. Prior to that she was a special education teacher at the University of California, Riverside from 1985 to 1995. She has an undergraduate degree in liberal arts/finance, June 1985, and a master's degree in business management, June 1987, both from UCLA.

OUTSIDE DIRECTOR - ANNE DEAN, 56: Ms. Dean has been a business consultant to new businesses from 1990 to the present. for the past 10 years. She specializes in the documentation of the formation of new incorporations in the State of Nevada and acts as the designated resident agent for corporations as required by Nevada law. Corporations may contract for all of some of the resident agent services: accepting legal notices, office services, banking services, tax filings, corporation filings and similar corporate maintenance activities. For the previous 27 years she was a mining analyst for Anaconda Mining and a project analyst for a similar Company, Peter Keiwitt. These duties included the analysis of filed testing data, economic modeling, risk/reward analysis for drilling programs, contract negotiations with contractors and mineral purchasing companies as well as monitoring of regulatory activities. Ms. Dean received an undergraduate degree in business in 1967 and earned a Ph.D. in business in 1974 from the University of Nebraska, Lincoln.



               COMPENSATION OF OFFICERS, DIRECTORS, AND MANAGEMENT

     All compensation received by Officers of our company will be determined from time to time by the Board of Directors. At present there is no compensation for directors. Officers are paid on a commission basis. Robert Barcelon receives
100% of the total fees from SkoFed for his sales. Other members of management receive from 50% (for in-house generated sales leads) up to 80% (for sales based on leads generated by the sales person and on mortgages totaling more than $500,000 in any one month) of the total fees from SkoFed.


Management Compensation

2000

Name                             Outside Services     Commissions     Salary     Commissions Payable

Robert Kelly                          $28,191             --            --               --

Robert Barcelon*                         --            $20,836          --               --

Heather Cain                             --            $11,313          --               --


2001

Robert Barcelon*                         --            $38,125          --               --

Linda Velez                              --            $ 5,045          --               --

Heather Cain                             --            $64,764          --               --




First Nine Months of 2002

Robert Barcelon*                         --              --          $23,650             --

Heather Cain                             --            $ 8,800          --               --


*Starting April 1, 2002, Mr. Barcelon's compensation switched from straight commission to a salary of $3,300 per month and 80% commission on loans booked.


Executive Compensation

     Subsequent to the offering, CEI will pay $18,000 per year to Loan Processor
Heather Cain. Heather Cain is also an employee of SkoFed Mortgage as a Loan
Processor. She receives and income from SkoFed, independent of that from CEI.
Robert Barcelon and Linda Velez will continue to be paid a commission according to the current schedule on loans that they submit and close.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Capital Contributions

The principal shareholders have contributed $50,000 in capital contributions for their 500,000 shares of stock.

Loans Guaranteed By Principal Stockholder

There are no current or anticipated corporate loans guaranteed by the principal
Shareholders.

Security Ownership of Management

The following table sets forth, as of the date of this offering, the outstanding shares of common stock of Commercial Evaluations, Inc., owned of record or beneficially by each person who owned of record, or was known by us to own beneficially, more than 5% of the our Common Stock, and the name and shareholdings of each officer and director and all officers and directors as a group:

                                       25

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT



Class             Owner                    Owned Before            Owned After

COMMON            DESERT PROFESSIONAL
                  SERVICES, INC.*         450,000     90%       450,000   50.00%
                  4160 S. Pecos Rd, #20
                  Las Vegas, NV 89121

COMMON            LINDA VELEZ              50,000     10%        50,000    5.56%
                  300 E. Coast Hwy, #93
                  Newport Beach, CA 92660

TOTAL OWNED BY THE DIRECTORS AND
OFFICERS AS A GROUP                       500,000    100%       500,000   55.56%


* Desert Professional Services is owned by Anne Dean, Director of CEI and Robert Barcelon President and Director of CEI.


Recent Transfers of Unregistered Securities


On March 3, 2000, the four original founders of Commercial Evaluations, Inc. purchased a total of 500,000 shares of Commercial Evaluations, Inc.'s common stock. Of that 500,000 shares, 300,000 were purchased by Robert Kelly, 100,000 shares were purchased by Robert Barcelon, 50,000 shares were purchased by Linda Velez, and 50,000 shares were purchased by Anne Dean. These stock issuances were made in accordance with Section 4(2) of the Securities Act of 1933, as amended, which expets from registration transactions by an issuer not involving a "public offering." These purchases were financed by a promissory note issued by Karlton Management, Inc., a Nevada corporation. Mr. Kelly, our original president and CEO, became ill in June of 2000, and by November 27, 2000 Mr Kelly resigned, as he was unable to continue serving Commercial Evaluations, Inc. in any capacity. Mr. Kelly's resignation prompted Karlton Management, Inc. to declare the promissory note in default on November 28, 2000. Current management renegotiated the promissory notes with Karlton. On November 29, 2000, Desert Professional Services, Inc., a Nevada corporation owned in equal share by Robert Barcelon and Anne Dean, purchased the 300,000 shares of common stock of Commercial Evaluations, Inc. held by Robert Kelly, as well as the 100,000 shares held by Robert Barcelon and the 50,000 shares held by Anne Dean. This purchase was financed by a promissory note in the amount of $45,000 from Karlton Management, Inc., which was due and payable within one year of the date of issuance, along with interest at the rate of 6.15%, secured by the 450,000 shares held by Desert Professional Services, Inc. Further, Linda Velez entered into a new promissory note with Karlton Management in the amount of $5,000, which was due and payable within one year of the date of issuance, along with interest at the rate of 6.15%, secured by the 50,000 shares held by Linda Velez. The promissory notes issued to Desert Professional Services, Inc. and Linda Velez on November 29, 2000 were paid in full as of September 24, 2001.


There are no affiliations between Karlton Management, Inc., its officers, directors or shareholders and Commercial Evaluations, Inc., its officers, directors or shareholders.

                          DESCRIPTION OF THE SECURITIES

Common Stock

The authorized capital stock of CEI consists of 50,000,000 shares of common stock, $0.001 par value per share. The holders of common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of CEI; (ii) are entitled to share ratably in all of the assets of CEI available for distribution or winding up of the affairs of CEI; (iii) do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and (iv) are entitled to one non-cumulative vote per share, on all matters which shareholders may vote on at all meetings of shareholders.

Non-Cumulative Voting

The holders of shares of common stock of CEI do not have cumulative voting rights which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of CEI's directors. After the present offering is completed, if all of the shares offered are sold, the public shareholders will own approximately 44.44% of the outstanding shares of CEI. The present shareholder may, however, purchase more than fifty percent (50%) of the shares being offered, which would increase their percentage and decrease that of new shareholders. The present shareholders do not plan to purchase shares in the offering.

Dividends

The payment by CEI of dividends, if any, in the future, rests within the discretion of our Board of Directors and will depend, among other things, upon CEI's earnings, its capital requirements and its financial condition, as well as other relevant factors. CEI has not paid or declared any dividends to date due to its present financial status, but anticipates paying dividends upon its common stock in the future, provided it has sufficient earnings for that purpose. (See Risk Factors - No Dividend)

Reports

CEI intends to file annual reports to shareholders with the Securities and Exchange Commission within 90 days of the end of the fiscal year, certified by its independent auditors, and will file unaudited quarterly reports, reviewed by its independent auditors, within 45 days of the end of each quarter.

Escrow Agent/Transfer Agent

         Transfer Agent:        Silverado Stock Transfer, Inc.
                                8170 Eastern Avenue
                                Suite 4-602
                                Las Vegas, NV 89123
                                (702) 263-0920

         Trustee:               Thomas C. Cook and Associates, Ltd.
                                Client Trust Account
                                4955 South Durango Drive
                                Suite 214
                                Las Vegas, NV 89113
                                (702) 952-8519

Shares Eligible for Future Sale

All of the 500,000 shares of common stock that are held by the initial shareholders were issued in reliance on the private placement exemption under the Securities Act of 1933, as amended (the Act). Such shares are not to be available for sale in the open market without registration except in reliance upon the volume limitation requirements of Rule 144(e) of the Securities Act of 1933, as amended.

Shares held by officers, directors, and the initial shareholder, are classified as restricted stock. In general, under Rule 144(e), a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed affiliates of the company as that term is defined under the Act, would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock, or the average weekly reported trading volume on all national securities exchanges and through a national exchange during the four calendar weeks preceding such sale (whichever is higher), provided that certain current public information is then available. The shares of common stock acquired by the initial shareholders will not be eligible for public sale under Rule 144(e) subject to the foregoing restrictions until November 29, 2002. None have been filed for sale. The founders' 500,000 Shares are not being included in this registration.

Rule 144 governs resale of restricted securities for the account of any person, other than an issuer, and restricted and unrestricted securities for the account of an affiliate of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates that were not issued or sold in connection with a public offering registered under the Securities Act. An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with the issuer. Affiliates of the Company may include its directors, executive officers, and person directly or indirectly owning 10% or more of the outstanding common stock. Under Rule 144 unregistered resales of restricted common stock cannot be made until it has been held for one year from the later of its acquisition from the company or an affiliate of the company. Thereafter, shares of common stock may be resold without registration subject to Rule 144's volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about the company (Applicable Requirements). Resales by the company's affiliates of restricted and unrestricted common stock are subject to the applicable requirements. The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more that the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale. A non-affiliate may resell restricted common stock that has been held for two years free of the Applicable Requirements.

             MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

We have two shareholders. Currently, there is no public trading market for our securities and there can be no assurance that any market will develop. If a market develops for our securities, it will likely be limited, sporadic and highly volatile. At some time in the future, a market maker may make application for listing our shares.

Presently, we are privately owned. This is our Initial Public Offering. Most Initial Public Offerings are underwritten by a registered broker-dealer firm or an underwriting group. These underwriters generally will act as market makers in the stock of a company they underwrite to help insure a public market for the stock. This offering is to be sold by Robert Barcelon, President and Director of the company. We have no commitment from any brokers to sell shares in this offering. As a result, we will not have the typical broker public market interest normally generated with an initial public offering. Lack of a market for shares of our stock could adversely affect a shareholder in the event a shareholder desires to sell his shares.

Currently the shares are subject to Rule 15g-1 through Rule 15g-9, which provides, generally, that for as long as the bid price for the shares is less than $5.00, they will be considered low priced securities under rules promulgated under the Exchange Act. Under these rules, broker-dealers participating in transactions in low priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer's duties, the customer's rights and remedies, and certain market and other information, and make a suitability determination approving the customer for low priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer and obtain specific written consent of the customer, and provide monthly account statements to the customer. Under certain circumstances, the purchaser may enjoy the right to rescind the transaction within a certain period of time. Consequently, so long as the common stock is a designated security under the Rule, the ability of broker-dealers to effect certain trades may be affected adversely, thereby impeding the development of a meaningful market in the common stock. The likely effect of these restrictions will be a decrease in the willingness of broker-dealers to make a market in the stock, decreased liquidity of the stock and increased transaction costs for sales and purchases of the stock as compared to other securities.
                                       28

                              PLAN OF DISTRIBUTION

We are offering 400,000 shares on an all or nothing, best efforts basis directly to the public through Robert Bercelon, President and Director of CEI. If we do not receive the minimum proceeds within 120 days from the effective date of this prospectus, unless extended by us for up to an additional 60 days, your investment will be promptly returned to you without interest and without any deductions. We may terminate this offering prior to the expiration date.

In order to buy our shares, you must complete and execute the subscription agreement and make payment of the purchase price for each share purchased either by cashiers check or by check payable to the order of Thomas C. Cook Client Trust Account.

Until all 400,000 shares are sold, all funds will be deposited in a non-interest bearing trust account at Thomas C. Cook and Associates, Ltd., 4955 South Durango Drive, Suite 214, Las Vegas, Nevada 89113. In the event that 400,000 shares are not sold during the 180 day selling period commencing on the effective date of this prospectus, all funds will be promptly returned to investors without deduction or interest.

Solicitation for purchase of our shares will be made only by means of this prospectus and communications with our officers and directors who are employed to perform substantial duties unrelated to the offering, who will not receive any commission or compensation for their efforts, and who are not associated with a broker or dealer.

Our President and Director, Robert Barcelon, will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the Offering of the Issuer's securities and not be deemed to be a broker-dealer. Mr. Barcelon falls into the category of described by Rule 3a4-1-a-4-ii which provides an exemption when the associated person meets all of the following conditions: A. The associated person primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and B. The associated person was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and C. The associated person does not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

Further, as this offering is intended to be sold only in the State of Nevada and pursuant to the rules set forth by the Nevada Secretary of State, Securities Division, Mr. Barcelon has been granted a waiver requiring a license to sell our stock. (See Exhibits - Nevada Waiver Order)

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

                                  LEGAL MATTERS

The legality of the issuance of the shares being offered and certain other matters will be passed upon for Commercial Evaluations, Inc. by Thomas C. Cook and Associates, Ltd., 4955 South Durango Drive, Suite 214, Las Vegas, Nevada 89113.

                                     EXPERTS

The financial statements included in this registration statement, to the extents and for the periods indicated in its report, have been included herein in reliance upon the report of Mark Sherman, CPA, the Company's independent certified public accountant, given upon the authority of such firm as experts in accounting and auditing. Mark Sherman was not retained on a contingent basis and received no interest in CEI. Mark Sherman will not act as a promoter, underwriter, voting trustee, director, officer or employee of our company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

                             ADDITIONAL INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended (the Securities Act), with respect to the shares being offered. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to Commercial Evaluations, Inc. and the shares being offered, reference is made to the registration statement and the exhibits and schedules being filed. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, 500 West Madison Street, Building B, Suite 1400, Chicago, Illinois 60661, and copies of all or any part of the registration statement may be obtained from the Commission upon payment of a prescribed fee. This information is also available from the Commission's Internet Website, http://www.sec.gov.

                          COMMERCIAL EVALUATIONS, INC.

                              FINANCIAL STATEMENTS


                               SEPTEMBER 30, 2002

                          COMMERCIAL EVALUATIONS, INC.


                               SEPTEMBER 30, 2002


                                    CONTENTS

                                                                           Page


Accountant's Review Report                                                  F-1

Financial Statements

         Balance Sheet                                                      F-2

         Statement of Operations                                            F-3

         Statement of Stockholders' Equity                                  F-4


         Statement of Cash Flows                                            F-5

         Notes to Financial Statements                                      F-6

                                MARK SHERMAN, CPA
                            316 SOUTH JONES BOULEVARD
                               LAS VEGAS, NV 89107
                    PHONE (702) 645-6318 FAX: (702) 645-1604



                           ACCOUNTANT'S REVIEW REPORT

Board of Directors
Commercial Evaluations, Inc.
Las Vegas, Nevada


     I have reviewed the accompanying balance sheet of Commercial Evaluations, Inc. (a Nevada Corporation) as of September 30, 2002 and the related statements of income for the three and nine months ended and inception to September 30, 2002, stockholders' equity from inception to September 30, 2002, and cash flows for the nine months ended September 30, 2002 in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Commercial Evaluations, Inc.


A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding financial statements taken as a whole. Accordingly, I do not express such an opinion.


Based on my review, I am not aware of any material modifications that should be made to the accompanying September 30, 2002 financial statements in order for them to be in conformity with generally accepted accounting principals.

The financial statements for the three months ended September 30, 2001 and the nine months ended September 30, 2001 were audited by me and I expressed an unqualified opinion on them in my reports dated October 29, 2001 respectively.


/s/  Mark S. Sherman
-----------------------------
     Mark S. Sherman


November 14, 2002

                          COMMERCIAL EVALUATIONS, INC.
                                  BALANCE SHEET

                               SEPTEMBER 30, 2002
                                   (unaudited)

                                     ASSETS

CURRENT ASSETS
         Cash                                                          $ 22,775
         TOTAL CURRENT ASSETS                                            22,775

FIXED ASSETS
         Equipment., Furn. & Fixtures, net of accum
         depr. of $7,336                                               $ 15,104


OTHER ASSETS
         Deposits                                                      $  4,306
         Investment in real estate                                       43,500
           TOTAL OTHER ASSETS                                          $ 47,806

                                   TOTAL ASSETS                        $ 85,685
                                                                       ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

         Accounts Payable                                              $ 11,841
         Note payable                                                       718
         Current Portion of Long-term debt                                  134
           TOTAL CURRENT LIABILITIES                                   $ 12,693

LONG-TERM LIABILITIES
         Note Payable, less current portion                            $ 42,226


STOCKHOLDERS' EQUITY
         Common Stock, $.001 par value
         Authorized 50,000,000 shares;
         Issued and outstanding at
         September 30,2002  500,000 shares                             $    500

         Additional Paid In Capital                                    $ 92,181

         Retained Earnings (Deficit)                                   ($61,915)
                                                                       --------

         TOTAL STOCKHOLDERS' EQUITY                                    $ 30,766
                                                                       --------

                  TOTAL LIABILITIES AND
                  STOCKHOLDERS' EQUITY                                 $ 85,685
                                                                       ========


                 See accompanying notes to financial statements



                                  COMMERCIAL EVALUATIONS, INC.
                                       STATEMENT OF INCOME




                                Three Months Ended           Nine Months Ended      June 7,1994
                             ------------------------    ------------------------   (Inception)
                                Sep 30,      Sep 30,       Sep 30,       Sep 30,     to Sep 30,
                                 2002         2001          2002          2001          2002
                             (unaudited)    (audited)    (unaudited)    (audited)

INCOME

Revenue                      $  193,739    $   89,053    $  554,627    $  197,365    $  955,119
                             ----------    ----------    ----------    ----------    ----------
TOTAL INCOME                    193,739        89,053       554,627       197,365       955,119



EXPENSES

Gen and Admin                $  178,757    $   89,067    $  542,871    $  211,997    $1,008,864
                             ----------    ----------    ----------    ----------    ----------

Depreciation and
Amortization                 $    1,481    $      737    $    4,245    $    1,731    $    8,170
                             ----------    ----------    ----------    ----------    ----------
TOTAL EXPENSES               $  180,238    $   89,804    $  547,116    $  213,691    $1,017,014

                             ----------    ----------    ----------    ----------    ----------
NET PROFIT (LOSS)            $   13,501   ($      751)   $    7,511    ($  16,363)   ($  61,915)
                             ==========    ==========    ==========    ==========    ==========


NET PROFIT (LOSS)
PER SHARE                    $     0.03    ($     .01)   $      .01    $     (.03)   ($    0.12)
                             ==========    ==========    ==========    ==========    ==========


AVERAGE NUMBER OF
SHARES OF COMMON
STOCK OUTSTANDING               500,000       500,000       500,000       500,000       500,000
                             ==========    ==========    ==========    ==========    ==========


See accompanying notes to financial statements

                                               F-3

                          COMMERCIAL EVALUATIONS, INC.
                        STATEMENT OF STOCKHOLDERS' EQUITY



                                         Common Stock
                                         ------------
                                       Number              Additional  Retained
                                         of                 Paid In    Earnings
                                       Shares     Amount    Capital    (Deficit)

Inception 6-7-94
To 12-31-99                                  0          0          0          0
                                      --------   --------   --------   --------
March 9, 2000
Issued for cash
Net (Loss), 12-31-00                   500,000   $    500   $ 49,500   ($58,905)
                                      --------   --------   --------   --------

Balance Dec. 31, 2000                  500,000   $    500   $ 49,500   ($58,905)


Net (Loss), 3-31-01                       --         --         --     ($   191)
                                      --------   --------   --------   --------

Balance March 31, 2001                 500,000   $    500   $ 49,500   ($59,096)

Shareholder contributed capital           --         --     $ 34,697       --
Net (Loss), 6-30-01                       --         --         --     ($15,347)
                                      --------   --------   --------   --------
Balance June 30, 2001                  500,000   $    500   $ 84,197   ($74,443)

Shareholder contributed capital           --         --        6,635       --


Net loss, 9-30-01                         --         --         --     ($   825)
                                      --------   --------   --------   --------
Balance September 30, 2001             500,000   $    500   $ 90,832   ($75,268)

Shareholder contributed capital           --         --     $  1,349       --

Net income, 12-31-01                      --         --         --        5,842
                                      --------   --------   --------   --------
Balance, December 31, 2001             500,000   $    500   $ 92,181   ($69,426)


Net income, 9-30-02                      7,511
                                      --------   --------   --------   --------
Balance, September 30, 2002            500,000   $    500   $ 92,181   ($61,915)



                 See accompanying notes to financial statements.

                          COMMERCIAL EVALUATIONS, INC.
                             STATEMENT OF CASH FLOWS


                                                          Nine Months Ended
                                                             September 30,
                                                         2002             2001
                                                      (unaudited)      (audited)

CASH FLOWS FROM
OPERATING ACTIVITIES

Net Income (Loss)                                      $  7,511        ($16,363)

Gain (Loss) on Sale of Equipment                           --              --
Depreciation                                              4,245           1,731

Prepaid expenses decrease(increase)                    $  1,500        ($ 2,975)

Other Assets (increase)                                ($ 2,242)       ($ 2,064)

Accounts Payable increase(decrease)                    $  8,605        ($10,548)

Other Current liabilities(dec)inc                      ($ 4,300)       $  3,100


CASH FLOWS FROM
OPERATING  ACTIVITIES                                  $ 15,319        ($27,119)


CASH FLOWS FROM
INVESTING ACTIVITIES


Purchase of Equipment                                  ($ 4,690)       ($10,192)


CASH FLOWS FROM
INVESTING ACTIVITIES                                   ($ 4,690)       ($10,192)


CASH FLOWS FROM
FINANCING ACTIVITIES

Principal payments on notes payable                    ($   267)       ($   867)
Issuance of common stock
Additional paid-in capital                                  -0-        $ 41,332

CASH FLOWS FROM
FINANCING ACTIVITIES                                   ($   267)       $ 40,465


Net increase
(decrease) in Cash                                     $ 10,362        $  3,154

Cash
Beginning of Period                                    $ 12,413        $    283
Cash
                                                       --------        --------
End of Period                                          $ 22,775        $  3,437
                                                       ========        ========


Supplemental Disclosure of cash flow information:



                 See accompanying notes to financial statements.

                          COMMERCIAL EVALUATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS

                               September 30, 2002


                  NOTE 1 - ORGANIZATION AND ACCOUNTING POLICIES

     The Company was incorporated June 7, 1994 under the laws of the State of Nevada. The Company was organized to engage in any lawful activity. The corporation was originally organized under the name of ZXS Corporation and on February 29, 2000 changed its name to Commercial Evaluations, Inc.

     The Company's accounting policies and procedures are as follows:

     1.   The Company uses the accrual method of accounting.

     2. Earnings per share are computed using the weighted average number of shares of common stock outstanding.

     3. The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid since inception.

     4. The Company depreciates its equipment based on the straight-line method over the applicable useful lives of the assets.

     5.   The Company's fiscal year end is December 31st.

NOTE 2 - CASH


     For the Statements of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of September 30, 2002 and September 30, 2001.



NOTE 3 - COMMON STOCK

     On March 9, 2000 500,000 shares of $.001 par value stock was issued in exchange for $50,000.

NOTE 4- BUSINESS AGREEMENT

     The Company has an agreement with a Mortgage funding entity whereby the Company provides mortgage loans to this funding company and the funding company in turn processes and funds the mortgage loans. Substantially all of the revenues generated by the Company are derived from this Mortgage funding entity. Upon the closing of any mortgage loan a loan fee is paid to the Company for the providing of the loan, usually 1% of the loan but it may vary depending on the credit worthiness of the customer.

NOTE 5-LEASE AGREEMENTS

     The Company entered into a 3 year lease of its facilities beginning September 1, 2001. The agreement calls for 5 monthly payments starting with October 1, 2001 at $1,474.40 and then $6,000 to be prorated for the remainder of the lease with (8%) interest. The rent for months 7-12 calls for base rent of $2,228.66 plus the prorated amount. The lease calls for annual increases of 5 cents per square foot.

                          COMMERCIAL EVALUATIONS, INC.

                               September 30, 2002


         NOTE 5-LEASE AGREEMENT (CONT'D)


         The future minimum lease commitments are as follows:

                  2001-2002                 25,687
                  2003                      30,724
                  2004                      26,391


         On January 28, 2002 the Company entered into a 30 month lease of additional facilities. The agreement calls for 30 monthly payments fixed at $2,242.35 per month.

         The future minimum lease commitments are as follows:


                  2002                      22,423
                  2003                      26,908
                  2004                      17,938


         NOTE 6-NOTE PAYABLE-REAL ESTATE


         On November 15, 2001 the Company purchased a condominium for $1,000 and assumed the existing first and second deed of trust on this property. The purchase price was $43,500 and the notes totaled $43,500 of which the $1,000 was used as a down payment. The first deed of trust assumed was for $35,598.82 at 13% with payments of $400.49 per month until paid in full. The second deed of trust assumed was for $7,901.18 at 13% with payments of $85.60 per month until paid in full. The current portion of long-term debt on this note is $134. On November 20, 2001 the Company entered into an agreement to rent out this property for $600.00 per month. Rental income included in revenues for the nine months ended September 30, 2002 and for the year ended December 31, 2001 of $2,647.00 and $800.00 respectively.


         On November 26, 2001 the Company entered into a sale agreement with the existing renter for above said property contingent upon the buyer securing adequate financing. The sale price was $65,500 with an escrow closing date on or before July 31, 2002. As of May 2002 the tenant waived his right to exercise the purchase of the property.

         NOTE 7-RECOGNITION OF REVENUE/COMMISSIONS EXPENSE-

An Officer of the Company in his capacity as one of the sales representatives has an agreement with the Company to receive 100% of his commissions related to the loans that he personally closes. Included in revenues for the year ended December 31, 2001 were $146,709 of sales that were also accrued as commissions payable to the Officer.

                          COMMERCIAL EVALUATIONS, INC.

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 2001

                                    (Audited)

                          COMMERCIAL EVALUATIONS, INC.

                                DECEMBER 31, 2001

                                    CONTENTS

                                                                           Page

Independent Auditor's Report                                               F-1

Financial Statements

         Balance Sheet                                                     F-2

         Statement of Operations                                           F-3

         Statement of Stockholders' Equity                                 F-4

         Statement of Cash Flows                                           F-5

         Notes to Financial Statements                                     F-6

                                MARK SHERMAN, CPA
                            316 SOUTH JONES BOULEVARD
                               LAS VEGAS, NV 89107
                    PHONE (702) 645-6318 FAX: (702) 645-1604




                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
Commercial Evaluations, Inc.
Las Vegas, Nevada

     I have audited the accompanying balance sheet of Commercial Evaluations, Inc. as of December 31, 1999, December 31, 2000 and December 31, 2001; and the related statement of operations, stockholders' equity and cash flows from inception through December 31, 2001. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

     I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

     In my opinion, the financials referred to above present fairly, in all material respects, the financial position of Commercial Evaluations, Inc. at December 31, 1999, December 31, 2000, December 31, 2001; and the results of operations and their cash flows for the period ended December 31, 1999, December 31, 2000, December 31, 2001 and inception to December 31, 2001 in conformity with generally accepted accounting principles.



/s/  Mark S. Sherman
------------------------
     Mark S. Sherman

February 6, 2002

                          COMMERCIAL EVALUATIONS, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 2001

                                     ASSETS
                                     ------

                                                As of       As of       As of
                                              12/31/01    12/31/00    12/31/99
CURRENT ASSETS
         Cash                                 $ 12,413    $    283    $    -0-
         Prepaid Expenses                        1,500           0         -0-
                                              --------    --------    --------
         TOTAL CURRENT ASSETS                   13,913         283         -0-

                                  FIXED ASSETS
                                  ------------

         Equipment., Furn. & Fixtures,
              net of accum. depr. of $  3,091 $ 14,659        --          --
              net of accum. depr. of $  1,228             $  1,378        --
              net of accum. depr. of $  0         --          --           -0-

                                  OTHER ASSETS
                                  ------------

         Deposits                             $  2,064    $    -0-    $    -0-
         Investment in real estate              43,500        --          --
         TOTAL OTHER ASSETS                   $ 45,564    $    -0-    $    -0-

                  TOTAL ASSETS                $ 74,136    $  1,661    $    -0-
                                              ========    ========    ========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

CURRENT LIABILITIES
         Accounts Payable                     $  3,236    $  5,836    $    -0-
         Commissions Payable                     4,300    $    -0-    $    -0-
         Note payable                            1,833       4,730    $    -0-

         Current Portion of Long-term debt         305    $    -0-    $    -0-
                                              --------    --------    --------
         TOTAL CURRENT LIABILITIES            $  9,674    $ 10,566    $    -0-

LONG-TERM LIABILITIES
         Note Payable, less current portion   $ 41,207    $    -0-    $    -0-


STOCKHOLDERS' EQUITY
         Common Stock, $.001 par value
         Authorized 50,000,000 shares;
         Issued and outstanding at
         December 31, 2001  500,000 shares    $    500    $    500    $    -0-

         Additional Paid In Capital           $ 92,181    $ 49,500    $    -0-

         Retained Earnings (Deficit)          ($69,426)   ($58,905)   $    -0-
                                              --------    --------    --------

         TOTAL STOCKHOLDERS' EQUITY           $ 23,255    ($ 8,905)   $    -0-
                                              --------    --------    --------

                  TOTAL LIABILITIES AND
                  STOCKHOLDERS' EQUITY        $ 74,136    $  1,661    $    -0-
                                              ========    ========    =========


                 See accompanying notes to financial statements.



                                 COMMERCIAL EVALUATIONS, INC.
                                    STATEMENT OF OPERATIONS


                                                                                                            June 7, 1994
                               Jan 1, 2001      Jan 1,2000      Jan 1, 1999       (Inception)
                                    to               to              to           to December
                               Dec 31, 2001     Dec 31,2000     Dec 31, 1999       31, 2001

INCOME
Revenue                         $ 336,373        $  64,119        $       0        $ 400,492
                                ---------        ---------        ---------        ---------
TOTAL INCOME                      336,373           64,119                0          400,492


EXPENSES

General and
         Administrative         ($344,197)       ($121,796)       $       0        ($465,993)
                                ---------        ---------        ---------

Depreciation and Amortization   ($  2,697)       ($  1,228)       $       0        ($  3,925)
                                ---------        ---------        ---------        ---------
TOTAL EXPENSES                  $ 346,894        $ 123,024        $       0         $ 469,918
                                ---------        ---------        ---------         ---------
NET PROFIT (LOSS)               ($ 10,521)       ($ 58,905)       $       0        ($ 69,426)
                                =========        =========        =========        =========


NET PROFIT (LOSS)
PER SHARE                          ($0.02)           ($.11)       $       0        ($   0.13)
                                =========        =========        =========        =========


AVERAGE NUMBER OF
SHARES OF COMMON
STOCK OUTSTANDING                 500,000          500,000          500,000          500,000
                                =========        =========        =========        =========


                        See accompanying notes to financial statements

                                              F-3

                          COMMERCIAL EVALUATIONS, INC.
                        STATEMENT OF STOCKHOLDERS' EQUITY


                                          Common Stock
                                      -------------------
                                       Number              Additional  Retained
                                         of                 Paid in    Earnings
                                       Shares     Amount    Capital   (Deficit)
Inception 6-7-94
To 12-31-99                                  0          0          0          0
                                      --------   --------   --------   --------
March 9, 2000
Issued for cash                        500,000   $    500   $ 49,500       --

Net (Loss), 12-31-00                      --         --         --     ($58,905)
                                      --------   --------   --------   --------
Balance Dec. 31, 2000                  500,000   $    500   $ 49,500   ($58,905)


Net (Loss), 3-31-01                       --         --         --     ($   191)
                                      --------   --------   --------   --------

Balance March 31, 2001                 500,000   $    500   $ 49,500   ($59,096)

Shareholder contributed capital           --         --     $ 34,697       --
Net (Loss), 6-30-01                       --         --         --     ($15,347)
                                      --------   --------   --------   --------
Balance June 30, 2001                  500,000   $    500   $ 84,197   ($74,443)

Shareholder contributed capital           --         --        6,635       --

Net loss, 9-30-01                         --         --         --     ($   825)
                                      --------   --------   --------   --------
Balance September 30, 2001             500,000   $    500   $ 90,832   ($75,268)

Shareholder contributed capital           --         --     $  1,349       --

Net income, 12-31-01                      --         --         --        5,842
                                      --------   --------   --------   --------
Balance, December 31, 2001             500,000   $    500   $ 92,181   ($69,426)


                 See accompanying notes to financial statements.



                                    COMMERCIAL EVALUATIONS, INC.
                                       STATEMENT OF CASH FLOWS


                                          Jan 1, 2001             Jan 1, 2000          Jan 1, 1999
                                      to December 31, 2001      to Dec 31, 2000      to Dec 31, 1999

CASH FLOWS FROM

OPERATING ACTIVITIES

Net Income (Loss)                           ($10,521)               ($58,905)           ($     0)

Gain (Loss) on Sale of Equipment                --                    (2,669)               --
Depreciation                                   2,697                   1,228                --
Accounts Receivable dec(inc)                $      0                       0                --
Prepaid expenses increase                   ($ 1,500)                      0                --
Other Assets increase                       ($ 2,064)                      0                --
Accounts Payable (dec)inc                   ($ 6,063)                 10,566                --
Other Current liabilies inc (dec)              6,133                      63                --

CASH FLOWS FROM
OPERATING ACTIVITIES                        ($11,318)               ($49,717)               --

CASH FLOWS FROM
INVESTING ACTIVITIES

Purchase of Equipment                       ($15,978)                      0                --
Purchase of Real Estate                       (1,000)                   --                  --

CASH FLOWS FROM
INVESTING ACTIVITIES                        ($16,978)                      0                --

CASH FLOWS FROM
FINANCING ACTIVITIES

Principal payments on notes payable         ($ 2,255)                      0                --
Issuance of common stock                        --                       500                --
Additional paid-in capital                    42,681                $ 49,500                --

CASH FLOWS FROM
FINANCING ACTIVITIES                        $ 40,426                $ 50,000                --

Net increase
(decrease) in Cash                          $ 12,130                $    283                --

Cash
Beginning of Period                              283                $      0                --
Cash
December 31, 2001                           $ 12,413                $    283            $   --
                                            ========                ========            ========

Supplemental Disclosure of cash flow information:

Purchase of Real Property for $1,000 cash and assumption of notes payable of $42,500.

                           See accompanying notes to financial statements.

                                                 F-5

                          COMMERCIAL EVALUATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2001

NOTE 1 - ORGANIZATION AND ACCOUNTING POLICIES

The Company was incorporated June 7, 1994 under the laws of the State of Nevada. The Company was organized to engage in any lawful activity. The corporation was originally organized under the name of ZXS Corporation and on February 29, 2000 changed its name to Commercial Evaluations, Inc.

     The Company's accounting policies and procedures are as follows:

     1.   The Company uses the accrual method of accounting.

     2. Earnings per share are computed using the weighted average number of shares of common stock outstanding.

     3. The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid since inception.

     4. The Company depreciates its equipment based on the straight line method over the applicable useful lives of the assets.

     5.   The Company's fiscal year end is December 31st.

NOTE 2 - CASH

For the Statements of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of December 31, 2001, December 31, 2000 and December 31, 1999.


NOTE 3 - COMMON STOCK

On March 9, 2000 500,000 shares of $.001 par value stock was issued in exchange for $50,000.

NOTE 4 - BUSINESS AGREEMENT

The Company has an agreement with a Mortgage funding entity whereby the Company provides mortgage loans to this funding company and the funding company in turn processes and funds the mortgage loans. Substantially all of the revenues generated by the Company are derived from this Mortgage funding entity. Upon the closing of any mortgage loan a loan fee is paid to the Company for the providing of the loan, usually 1% of the loan but it may vary depending on the credit worthiness of the customer.

NOTE 5 - LEASE AGREEMENTS

The Company entered into a 3 year lease of its facilities beginning September 1, 2001. The agreement calls for 5 monthly payments starting with October 1, 2001 at $1,474.40 and then $6,000 to be prorated for the remainder of the lease with (8%) interest. The rent for months 7-12 calls for base rent of $2,228.66 plus the prorated amount. The lease calls for annual increases of 5 cents per square foot.
                                       F-6

                          COMMERCIAL EVALUATIONS, INC.
                     NOTES TO FINANCIAL STATEMENTS (CONT'D)
                                December 31, 2001

NOTE 5 - LEASE AGREEMENT (CONT'D)


The future minimum lease commitments are as follows:

         2001-2002                  25,687
         2003                       30,724
         2004                       26,391


On January 28, 2002 the Company entered into a 30 month lease of additional facilities. The agreement calls for 30 monthly payments fixed at $2,242.35 per month.

The future minimum lease commitments are as follows:

         2002                       22,423
         2003                       26,908
         2004                       17,938

NOTE 6 - NOTE PAYABLE-REAL ESTATE

On November 15, 2001 the Company purchased a condominium for $1,000 and assumed the existing first and second deed of trust on this property. The purchase price was $43,500 and the notes totaled $43,500 of which the $1,000 was used as a down payment. The first deed of trust assumed was for $35,598.82 at 13% with payments of $400.49 per month until paid in full. The second deed of trust assumed was for $7,901.18 at 13% with payments of $85.60 per month until paid in full. The current portion of long-term debt on this note is $305. On November 20, 2001 the Company entered into an agreement to rent out this property for $600.00 per month. As of December 31, 2001 $800.00 worth of rental was collected and included in revenues.

On November 26, 2001 the Company entered into a sale agreement with the existing renter for above said property contingent upon the buyer securing adequate financing. The sale price is $65,500 with an escrow closing date on or before July 31, 2002.

NOTE 7-RECOGNITION OF REVENUE/COMMISSIONS EXPENSE-

An Officer of the Company in his capacity as one of the sales representatives has an agreement with the Company to receive 100% of his commissions related to the loans that he personally closes. Included in revenues for the year ended December 31, 2001 were $146,709 of sales that were also accrued as commissions payable to the Officer.

                                    PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our company's charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Nevada Revised Statutes, no director or officer of CEI shall have any liability to CEI or its stockholders for monetary damages. The Nevada Revised Statutes provide that a corporation's charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. CEI's charter and bylaws provide that the Company shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the Nevada Revised Business Corporations Act and that CEI shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law.

The charter and bylaws provide that we will indemnify our directors and officers and may indemnify our employees or agents to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with Commercial Evaluations, Inc. However, nothing in our charter or bylaws of CEI protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. To the extent that a director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of CEI pursuant to the foregoing provisions, or otherwise, CEI has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with this registration statement. We will pay all expenses of the offering. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.



Offering Filing Fees                                             $  500
Printing Fees and Expenses                                          500
Legal Fees and Expenses                                           1,000
Accounting Fees and Expenses                                      1,500
Trustee's and Registrar's Fees                                      500
                                                                 ------
TOTAL                                                            $4,000

RECENT SALES OF UNREGISTERED SECURITIES


On March 3, 2000, the four original founders of Commercial Evaluations, Inc. purchased a total of 500,000 shares of Commercial Evaluations, Inc.'s common stock. Of that 500,000 shares, 300,000 were purchased by Robert Kelly, 100,000 shares were purchased by Robert Barcelon, 50,000 shares were purchased by Linda Velez, and 50,000 shares were purchased by Anne Dean. These stock issuances were made in accordance with Section 4(2) of the Securities Act of 1933, as amended, which expets from registration transactions by an issuer not involving a "public offering." These purchases were financed by a promissory note issued by Karlton Management, Inc., a Nevada corporation. Mr. Kelly, our original president and CEO, became ill in June of 2000, and by November 27, 2000 Mr Kelly resigned, as he was unable to continue serving Commercial Evaluations, Inc. in any capacity. Mr. Kelly's resignation prompted Karlton Management, Inc. to declare the promissory note in default on November 28, 2000. Current management renegotiated the promissory notes with Karlton. On November 29, 2000, Desert Professional Services, Inc., a Nevada corporation owned in equal share by Robert Barcelon and Anne Dean, purchased the 300,000 shares of common stock of Commercial Evaluations, Inc. held by Robert Kelly, as well as the 100,000 shares held by Robert Barcelon and the 50,000 shares held by Anne Dean. This purchase was financed by a promissory note in the amount of $45,000 from Karlton Management, Inc., which was due and payable within one year of the date of issuance, along with interest at the rate of 6.15%, secured by the 450,000 shares held by Desert Professional Services, Inc. Further, Linda Velez entered into a new promissory note with Karlton Management in the amount of $5,000, which was due and payable within one year of the date of issuance, along with interest at the rate of 6.15%, secured by the 50,000 shares held by Linda Velez. The promissory notes issued to Desert Professional Services, Inc. and Linda Velez on November 29, 2000 were paid in full as of September 24, 2001.

There are no affiliations between Karlton Management, Inc., its officers, directors or shareholders and Commercial Evaluations, Inc., its officers, directors or shareholders.

EXHIBITS.


                  Exhibits        Title of Document

                  3.1             Articles of Incorporation
                  3.2             By-laws
                  5               Legal Opinion
                  10              Material Contracts
                                    Net Branch Agreement with addendum
                  23.1*           Consent of Thomas C. Cook
                                  and Associates
                  23.2            Consent of Mark Sherman, CPA
                  99.1            Subscription Agreement
                  99.2            Escrow Agreement
                  99.3            Nevada Waiver Order
* Contained in exhibit 5

UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in this Registration Statement or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the us of expenses incurred or paid by a director, officer or controlling persons of Commercial Evaluations, Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to:


(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the Offering of the securities at that time to be the initial bona fide Offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, Commercial Evaluations, Inc. certifies that it has reasonable ground to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this Registration Statement to be signed on its behalf, in the City of Las Vegas, State of Nevada, on November 20, 2002.





Dated:  November 20, 2002                   COMMERCIAL EVALUATIONS, INC.



                                            By:  /s/  Robert Barcelon
                                               --------------------------------
                                                      Robert Barcelon
                                                      Chairman of the Board,
                                                      Director,
                                                      Chief Executive Officer,
                                                      and President


Dated:  November 20, 2002                   By:  /s/  Heather Cain

                                               --------------------------------
                                                       Heather Cain
                                                       Chief Operating Officer
                                                       Secretary



Dated:  November 20, 2002                   By:  /s/  Linda Valez

                                               --------------------------------
                                                      Linda Valez
                                                      Chief Financial Officer,
                                                      Treasurer, Director, and
                                                      Principal Accounting
                                                      Officer


Dated:  November 20, 2002                   By:  /s/  Anne Dean

                                               --------------------------------
                                                      Anne Dean
                                                      Director